[Translation]

To Whom It May Concern:
                                                              February 14, 2003

                                  Company Name: DAIHATSU MOTOR CO., LTD.
                                  Name and Title of Representative:
                                       Takaya Yamada, President
                                  (Code Number: 7262
                                       Securities exchanges throughout Japan)
                                  Name and Title of Contact Person:
                                       Miehiro Morita, Managing Director
                                  Telephone Number: 072-754-3062
                                  Parent Company of DAIHATSU MOTOR CO., LTD.:
                                       TOYOTA MOTOR CORPORATION
                                  Name and Title of Representative:
                                       Fujio Cho, President
                                  (Code Number: 7203
                                       Securities exchanges throughout Japan)
                                  Name and Title of Contact Person:
                                       Takahiko Ijichi
                                       General Manager, Accounting Division
                                  Telephone Number: 0565-28-2121


  Notice Concerning Return of Substituted Portion of the Employee Pension Fund
             and Amendments to the Business Performance Projections

We hereby notify you of the return of a substituted portion of the employee pension fund by DAIHATSU MOTOR CO., LTD. ("DAIHATSU") and the amendments to the full-year consolidated business performance projections of DAIHATSU for the Fiscal Year 2003 ending March 31, 2003 due to a record of extraordinary profit in accordance with the return of substituted portion.

1.   Return of substituted portion of the employee pension fund

     In conjunction with enforcement of the Defined Benefit Enterprise Pension Law, DAIHATSU Employee Pension Fund, in which DAIHATSU is enrolled, received approval from the Minister of Health, Labor and Welfare, for exemption from payment of future benefit regarding the substituted portion of the employee pension fund on January 30, 2003.

     DAIHATSU applied transitional accounting treatment specified in paragraph 47-2 of the "Practical Guidelines of Accounting for Retirement Benefits (Interim Report)" (Accounting Committee Report No. 13 of The Japanese Institute of Certified Public Accountants), and recognized an extinguishment of retirement benefit obligations with respect to such substituted portion as of the date of the approval.

     As a result of the above, DAIHATSU expects to record an extraordinary profit of JPY 13 billion for both consolidated and non-consolidated financial statements for the Fiscal Year 2003 ending March 31, 2003

2. Amendments to the prospective figures of the consolidated business performance for the Fiscal Year 2003 ending March 31, 2003 (from April 1, 2002 to March 31, 2003)


                                                                                         (In millions of yen)
----------------------------------------------- ------------------- -------------------- --------------------
                                                    Net sales         Ordinary income        Net income
----------------------------------------------- ------------------- -------------------- --------------------
                                                           950,000               16,000                6,500
Previous projections  (A)
----------------------------------------------- ------------------- -------------------- --------------------

New projections  (B)                                       950,000               16,000               14,000
----------------------------------------------- ------------------- -------------------- --------------------
Amount changed  (B - A)                                          -                    -                7,500
----------------------------------------------- ------------------- -------------------- --------------------
% of change                                                      -                    -               115.4%
----------------------------------------------- ------------------- -------------------- --------------------
Actual  performance  from  April  1,  2001  to             943,938               16,132                9,310
March 31, 2002  (FY2002)
----------------------------------------------- ------------------- -------------------- --------------------


      [Reasons for amendments]
      Reasons for amendments to the business performance projections are as set out in 1 above.